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Exhibit 23


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Chateau Properties, Inc. on Form S-8 (File No. 33-84616) of our report dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Chateau Properties, Inc. as of December 31, 1996 and 1995, and for each of the three years ended December 31, 1996, (as described in our Report of Independent Accountants), which report is included in this Annual Report on Form 10-K.



Detroit, Michigan
March 27, 1997